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                      Paul, Hastings, Janofsky & Walker LLP
                                 399 Park Avenue
                            New York, New York 10022
                            Telephone (212) 318-6000

                                 March 22, 2000

autobytel.com inc.
18872 MacArthur Boulevard
Irvine, California 92612-1400

       Re: autobytel.com inc./Registration Statement on Form S-8

Ladies and Gentlemen:

            We are furnishing this opinion as counsel to autobytel.com inc., a Delaware corporation (the "Company"), in respect of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on or about March 22, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which Registration Statement covers the registration by the Company of 300,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share, which are issuable to employees of the Company under the autobytel.com inc. Retirement Savings Plan (the "Plan").

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            In our capacity as counsel for the Company in connection with the matters referred to above, we have examined the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Company, the Plan, originals or copies of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company and other instruments and documents, as a basis for the opinions hereinafter expressed.

            Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued, fully paid and nonassessable.

            We are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

            We hereby consent to the references in the Registration Statement to our Firm and to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Paul, Hastings, Janofsky & Walker LLP